Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-164080) of UniTek Global Services, Inc.
(2) Registration Statement (Form S-8 No. 333-144946) of UniTek Global Services, Inc.

of our report dated March 30, 2011, with respect to the consolidated financial statements of UniTek Global Services, Inc. and subsidiaries included in this Annual Report (Form 10-K) of UniTek Global Services, Inc. for the year ended December 31, 2010.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
March 30, 2011